As filed with the Securities and Exchange Commission on January 13, 2010
Registration No. 333-153167
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIODEL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (I.R.S. Employer Identification Number)

100 Saw Mill Road
Danbury, Connecticut 06810
(203) 796-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Solomon S. Steiner, Ph.D.
Chief Executive Officer and Chairman
Biodel Inc.
100 Saw Mil Road
Danbury, Connecticut 02421
(203) 796-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stuart R. Nayman
Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue
New York, New York 10022
Telephone: (212) 230-8800

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum		Amount of
Title of Each Class of	Amount to be	Offering	Aggregate		Registration
Securities to be Registered(1)	Registered	Price per Unit(2)(3)	Offering Price(2)(3)		Fee
Primary Offering:
Common Stock, par value $0.01 per share(4)	(5)	(5)		(5)		(5)
Preferred Stock, par value $0.01 per share	(5)	(5)		(5)		(5)
Debt Securities	(5)	(5)		(5)		(5)
Warrants	(5)	(5)		(5)		(5)
Total for Primary Offering			100,000,000.00	(6)	7,130
Secondary Offering:
Common Stock, par value $0.01 per share	1,211,248 shares	$4.345 (7)	$5,262,872.56	(7)	$376
Total:			$105,262,872.56		$7,506	(8)

(1)	With respect to the primary offering, there are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, as will have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued in a primary offering at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. Any securities registered hereunder in a primary offering may be sold separately or as units with other securities registered hereunder. The securities registered in a primary offering also include such indeterminate amounts and numbers of shares of common stock, and principal amounts of debt securities, as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition to the primary offering, there are being registered hereunder up to 1,211,248 shares of common stock that the selling stockholders may sell from time to time.

(2)	In U.S. dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)	With respect to the primary offering, the proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this Registration Statement.

(4)	With respect to the primary offering, the aggregate amount of common stock registered under this Registration Statement is limited, with respect to at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act.

(5)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

(6)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(7)	Calculated pursuant to Rule 457(c) based on the average of the high and low sales price reported in the consolidated reporting system of the Nasdaq Global Market on January 6, 2010.

(8)	A filing fee of $6,205 was previously paid in connection with the initial filing of this Registration Statement on August 25, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 13, 2010

$100,000,000
of
Debt Securities
Preferred Stock
Common Stock
Warrants

1,211,248 Shares
of
Common Stock
Offered by Selling Stockholders

We may offer and sell, from time to time in one or more primary offerings, up to $100,000,000 aggregate dollar amount of debt securities, preferred stock, common stock and warrants. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities to or through underwriters, directly to investors or through agents. We will provide you with specific terms of any offering, including the names of any underwriters or agents, in supplements to this prospectus.

In addition to the primary offering of securities described above, the selling stockholders identified in this prospectus may sell from time to time up to 1,211,248 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholders.

Our common stock is listed on the Nasdaq Global Market under the symbol “BIOD.”

Investing in our securities involves significant risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

Prospectus dated          , 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue and sell debt securities, preferred stock, common stock or warrants, or any combination of those securities, in one or more primary offerings, up to a total dollar amount of $100,000,000. In addition to the primary offering of securities, the selling stockholders identified in this prospectus may, from time to time, sell up to 1,211,248 shares of our common stock in one or more secondary offerings. We have provided to you in this prospectus a general description of the securities we and the selling stockholders may offer and a description of the general manner in which we or the selling stockholders may offer those securities pursuant to this prospectus. Each time we or the selling stockholders sell securities under this shelf registration process, we will, to the extent required by applicable law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement, or in any “free writing prospectus” we may authorize to be delivered to you, any of the information contained or incorporated by reference in this prospectus. To the extent that there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

As permitted by the rules and regulations of the SEC, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

SUMMARY

Biodel Inc.

We are a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes, which may be safer, more effective and more convenient for patients. We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles. Our initial development efforts are focused on peptide hormones.

Our most advanced product candidate is VIAject®, a proprietary injectable formulation of recombinant human insulin designed to be absorbed into the blood faster than the currently marketed rapid-acting insulin analogs. We have completed two pivotal Phase III clinical trials of VIAject®, one in patients with Type 1 diabetes and the other in patients with Type 2 diabetes. In December 2009 we submitted a New Drug Application, or NDA, to the U.S. Food and Drug Administration for clearance to market VIAject® as a treatment for diabetes. In addition to VIAject®, we are developing VIAtabtm, a sublingual formulation of insulin. We have tested one formulation of VIAtabtm in patients with Type 1 diabetes and are developing additional formulations for further clinical testing.

Corporate Information

We were incorporated in the State of Delaware in December 2003. Our principal executive offices are located at 100 Saw Mill Road, Danbury, Connecticut 06810, and our telephone number is (203) 796-5000. Our website address is http://www.biodel.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Part I — Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 on file with the SEC, which are incorporated by reference in this prospectus, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Our forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described in the forward-looking statements, including:

•	our ability to secure approval by the U.S. Food and Drug Administration, or the FDA, for our product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act;

•	the length of time that will elapse before our NDA for VIAject® is fully reviewed by the FDA;

•	our ability to secure approval by the FDA for VIAject® without conducting additional pivotal clinical trials;

•	our ability to market, commercialize and achieve market acceptance for VIAject®;

•	the progress, timing or success of our product candidates, particularly VIAject®, and that of our research, development and clinical programs, including any resulting data analyses;

•	our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves;

•	our ability to enforce our patent for VIAject® and our ability to secure additional patents for VIAject® and for our other product candidates;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	the degree of clinical utility of our products;

•	the ability of our major suppliers, including suppliers of insulin, to produce our product or products in our final dosage form;

•	our commercialization, marketing and manufacturing capabilities and strategies; and

•	our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included or incorporated by reference important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section that could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus or any prospectus supplement and the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part or to any document incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. It is routine for internal projections and expectations to change as the year, or each quarter in the year, progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations are made as of the date of this prospectus and may change prior to the end of each quarter or the year. While we may elect to update forward-looking statements at some point in the future, we do not assume any obligation to update any forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds to us from our sale of securities in primary offerings under this prospectus for general corporate purposes, including sales and marketing expenses, clinical trial costs, research and development expenses, general and administrative expenses, and potential acquisition of, or investment in, companies, technologies, products or assets that complement our business. We may set forth in a prospectus supplement relating to a specific primary offering our intended uses for the net proceeds to be received from our sale of securities in that offering. Pending any such uses, we intend to invest the proceeds in a variety of capital preservation investments, including short-term or long-term investment-grade, interest-bearing instruments.

We will not receive any proceeds from the sale of shares of common stock in secondary offerings by the selling stockholders.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Fiscal Year Ended September 30,
	2005	2006	2007	2008	2009

Ratio of earnings to fixed charges	—	—	—	—	—

We have computed the ratio of earnings to fixed charges set forth above by dividing pre-tax loss from continuing operations before fixed charges by fixed charges. Fixed charges are the sum of the following:

•	interest expense;

•	amortized premiums, discounts and capitalized expenses related to indebtedness; and

•	an estimate of the interest within rental expense.

Our earnings were insufficient to cover our fixed charges by $42.9 million for the fiscal year ended September 30, 2009, $44.3 million for the fiscal year ended September 30, 2008, $22.4 million for the fiscal year ended September 30, 2007, $8.1 million for the fiscal year ended September 30, 2006, and $3.4 million for the fiscal year ended September 30, 2005.

As of the date of this prospectus, we have no shares of preferred stock outstanding and have not declared or paid any preferred stock dividends for the periods set forth above.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities from us in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SELLING STOCKHOLDERS

The stockholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 1,211,248 shares of our common stock. Great Point Partners I, L.P. acquired shares of our Series B convertible preferred stock and warrants to purchase shares of our common stock in July 2006 in a private placement. In connection with our initial public offering in May 2007, the shares of Series B convertible stock converted into shares of common stock and Great Point Partners I, L.P. exercised its warrants. Mr. David Kroin, a member of our board of directors, is a co-founder and managing director of Great Point Partners I, L.P. Mr. Scott A. Weisman is also a member of our board of directors. In connection with our Series A preferred stock private placement prior to our initial public offering, Mr. Weisman received various warrants to purchase shares of our capital stock in his capacity as a managing director of the placement agent we engaged for those private placements. The shares offered by Mr. Weisman hereby represent shares of common stock that he may receive upon exercise of those warrants.

The following table sets forth for the selling stockholders, the amount of our common stock beneficially owned as of December 31, 2009, the number of shares of common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of the sale of the maximum number of shares that may be offered under this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares of our common stock. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percentages in the table are based on 23,883,612 shares of our common stock outstanding as of December 31, 2009.

The following table may be expanded or supplemented in prospectus supplements as new information becomes available to us. All information contained in the table is based upon information provided to us by the selling stockholders, and we have not independently verified this information.

				Maximum	Beneficial Ownership After
	Beneficial Ownership as of			Number of	the Sale of the Maximum
Name of Selling	December 31, 2009			Shares	Number of Shares(1)
Stockholder	Shares		Percentage	Offered	Number	Percentage

Great Point Partners I, L.P.	1,092,433	(2)	4.6%	1,092,433	—	—%
Mr. Scott A. Weisman	676,505	(3)	2.8%	118,815	557,690	2.3%

(1)	We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any or all of the shares of common stock offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares of common stock covered by this prospectus will be held by the selling stockholders.

(2)	The principal business address of Great Point Partners I, L.P. is 165 Mason Street, Greenwich, Connecticut 06824.

(3)	Consists of 446,009 shares of common stock, warrants to purchase 118,815 shares of common stock and options to purchase 111,681 shares of our common stock which are exercisable within 60 days of December 31, 2009. The shares include 107,873 shares held by the 1999 Weisman Family Trust, of which Mr. Weisman and his spouse are the trustees. Sole voting and investment power of the shares held by the trust has been granted to an investment advisor. Mr. Weisman disclaims beneficial ownership of the shares held by the trust. The principal business address of Mr. Weisman is 488 Main Avenue, Norwalk, Connecticut 06851.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we or the selling stockholders may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more primary offerings, debt securities, preferred stock, common stock and warrants to purchase any such securities. The selling stockholders may from time to time offer shares of our common stock for resale in one or more secondary offerings.

In this prospectus, we refer to the debt securities, preferred stock, common stock and warrants that may be sold by us in a primary offering collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus, not including the value of the 1,211,248 shares of common stock that may be offered for resale by the selling stockholders, will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer in a primary offering under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title of the notes;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the terms on which the notes may be convertible into or exchangeable for common stock or other securities of ours, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•	the definition and consequences of events of default under the indentures; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•	reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	To fix any ambiguity, defect or inconsistency in the indenture; or

•	To change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our second amended and restated certificate of incorporation and amended and restated bylaws. We have filed copies of these documents with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, all of which preferred stock is undesignated.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of our stockholders. Holders of our common stock do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

If we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. This could also permit our board of directors to institute a stockholder rights plan or “poison pill”.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our initial public offering.

Staggered Board

Our certificate of incorporation and our bylaws divide our board of directors into three classes with staggered three-year terms. In addition, our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Furthermore, our certificate of incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our president or chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Super-Majority Voting

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the trading symbol “BIOD.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer in a primary offering under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of the warrants and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase preferred stock or common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “— Legal Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

Securities Offered by Us

We may sell the securities under this prospectus from time to time in any one or more of the following ways:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

The applicable prospectus supplement will set forth the specific terms of the offering of our securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of our securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices;

•	at negotiated prices; or

•	a combination of these pricing methods.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If we sell offered securities to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may directly solicit offers to purchase offered securities and we may make the sale of offered securities directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as our agents to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, we must approve these institutions. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business for which they have received or will continue to receive customary compensation.

Shares of Common Stock Offered by the Selling Stockholders

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may offer, sell, transfer or otherwise dispose of, the shares of common stock covered by this prospectus from time to time on any stock exchange on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders will act independently of us and of each other in making decisions with respect to the timing, manner and size of each sale, and we cannot assure you that any selling stockholder will sell all or any portion of the shares offered hereby by such selling stockholder. We will not receive any proceeds from the sales of shares of common stock by the selling stockholders.

The selling stockholders may offer and sell the shares of common stock covered by this prospectus by one or more of the following methods:

•	block trades in which a broker or dealer will be engaged to attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	“at the market” transactions to or through market makers or into an existing market for our common stock;

•	in privately negotiated transactions;

•	short sales;

•	in options, swaps or other derivative transactions that may or may not be listed on an exchange;

•	in one or more underwritten offerings on a firm commitment or best efforts basis;

•	distributions to their respective partners, members, managers, directors, employees, consultants or affiliates; or

•	any combination of the above.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as agents of the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares of common stock at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for the selling stockholders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares of common stock as principals may thereafter resell the shares from time to time in transactions on any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act, the aggregate amount of the selling stockholders’ shares of common stock being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offering will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling stockholders and/or purchasers of the selling stockholders’ shares, for which they may act, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Any underwriters, brokers, dealers or agents that participate in the distribution of shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of shares by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of shares of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling stockholders and other persons participating in the sale or distribution of shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, and we have advised the selling stockholders that Regulation M may apply. This regulation may limit the timing of purchases and sales of any shares of common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their respective affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling stockholders may also sell shares of common stock in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

We will make copies of this prospectus available to the selling stockholders and any of their successors in interest for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

Pursuant to a registration rights agreement with the selling stockholders, we have agreed to indemnify in certain circumstances the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered by this prospectus is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

EXPERTS

The financial statements as of September 30, 2008 and 2009 and for each of the three years in the period ended September 30, 2009 and for the period from December 3, 2003 (inception) to September 30, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2009 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on our website at http://www.biodel.com. Information included on our website is not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, as filed with the SEC on December 14, 2009 (SEC File No. 001-33451);

•	our Current Report on Form 8-K dated November 12, 2009, as filed with the SEC on November 18, 2009 (SEC File No. 001-33451);

•	the description of our common stock contained in our Registration Statement on Form 8-A dated May 8, 2007, including any amendments or reports filed for the purpose of updating that description; and

•	any other filings we make pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Biodel Inc.
100 Saw Mill Road
Danbury, Connecticut
Attention: Vice President, Operations
Telephone: (203) 796-5000

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the registrant. Except for the SEC registration fee, all amounts are estimates.

Description	Amount

SEC registration fee*	$7,506
Accounting fees and expenses	20,000
Legal fees and expenses	50,000
Printing and engraving expenses	10,000
Miscellaneous expenses	20,000

Total expenses	$107,506

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) generally provides that a corporation may indemnify an officer, director, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses, including, attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is threatened to be made a party by reason of such position, provided that the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. In the case of actions brought by or in the right of the corporation, no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The registrant’s certificate of incorporation provides for the indemnification of its directors and executive officers to the fullest extent permitted under the DGCL. As permitted by Delaware law, the registrant has entered into indemnity agreements with each of its directors and executive officers. These agreements generally require the registrant to indemnify its directors and executive officers against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any of these individuals may be made a party by reason of the fact that he or she is or was a director, officer, employee, or other agent of the registrant or serving at its request as a director, officer, employee, or other agent of another corporation or enterprise, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under the indemnification agreements, all expenses incurred by one of the registrant’s directors or executive officers in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the registrant upon delivery to it of an undertaking, by or on behalf of the director or executive officer, to repay all advanced amounts if it is ultimately determined that the director or executive officer is not entitled to be indemnified by the registrant under his or her indemnification agreement, the registrant’s amended and restated bylaws or the DGCL. The indemnification agreements also set forth certain procedures that will apply in the event any of the registrant’s directors or executive officers brings a claim for indemnification under his or her indemnification agreement.

In addition, Section 102(b)(7) of the DGCL permits a corporation to provide that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any transaction from which the director derives an improper personal benefit;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock purchases or redemptions of shares; or

•	any breach of a director’s duty of loyalty to the corporation or its stockholders.

The registrant’s certificate of incorporation includes such a provision.

There is currently no pending litigation or proceeding involving any of the registrant’s directors or executive officers for which indemnification is being sought. The registrant is not currently aware of any threatened litigation that may result in claims for indemnification against it by any of its directors or executive officers.

The registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities arising out of claims based on acts or omissions in their capacities as officers and directors.

Item 16.	Exhibits

Exhibit
Number		Description

1.1		The form of underwriting agreement will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
4.1		Registrant’s Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-140504))
4.2		Registrant’s Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.6 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-140504))
4.3		Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-140504))
4.4		Form of Senior Indenture
4.5		Form of Subordinated Indenture
4.6		The form of any senior note with respect to any series of senior notes issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
4.7		The form of any subordinated note with respect to any series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
4.8		The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
4.9		The form of any warrant agreement with respect to each particular series of warrants issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
12.1		Calculation of Ratios of Earnings to Fixed Charges
23.1		Consent of BDO Seidman, LLP
23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24	.1*	Powers of Attorney (included on signature page)
25.1		The Statement of Eligibility of Trustee on From T-1 will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference

*	Previously filed.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file an application of the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on the 13th day of January, 2010.

BIODEL INC.

By:	/s/ Dr. Solomon S. Steiner
Dr. Solomon S. Steiner
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Solomon S. Steiner Dr. Solomon S. Steiner	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer), President and Director	January 13, 2010

/s/ Gerard Michel Gerard Michel	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 13, 2010

* Dr. Barry H. Ginsberg	Director	January 13, 2010

* David Kroin	Director	January 13, 2010

* Dr. Ira W. Lieberman	Director	January 13, 2010

* Dr. Daniel Lorber	Director	January 13, 2010

* Dr. Brian J.G. Pereira	Director	January 13, 2010

* Dr. Charles Sanders	Director	January 13, 2010

* Scott A. Weisman	Director	January 13, 2010

* By: /s/ Gerard Michel Gerard MichelAttorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description

1.1		The form of underwriting agreement will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
4.1		Registrant’s Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-140504))
4.2		Registrant’s Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.6 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-140504))
4.3		Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-140504))
4.4		Form of Senior Indenture
4.5		Form of Subordinated Indenture
4.6		The form of any senior note with respect to any series of senior notes issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
4.7		The form of any subordinated note with respect to any series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
4.8		The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
4.9		The form of any warrant agreement with respect to each particular series of warrants issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
12.1		Calculation of Ratios of Earnings to Fixed Charges
23.1		Consent of BDO Seidman, LLP
23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24	.1*	Powers of Attorney (included on signature page)
25.1		The Statement of Eligibility of Trustee on From T-1 will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference

*	Previously filed.